                                                                   EXHIBIT 10.10

                          RADARSAT-2 MASTER AGREEMENT

         THIS RADARSAT-2 MASTER AGREEMENT (this "Agreement") is entered into as of the 31st day of December, 1998, by and among ORBITAL SCIENCES CORPORATION, a Delaware corporation ("Orbital"), its wholly owned subsidiary MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian corporation ("MDA"), and ORBITAL IMAGING CORPORATION, a Delaware corporation ("ORBIMAGE").

         WHEREAS, MDA is constructing and will own and operate a synthetic aperture radar (SAR) earth observation satellite system called RADARSAT-2 pursuant to that certain Master Agreement between MDA and the Canadian Space Agency (the "CSA") dated December 18, 1998 (as it may be amended from time to time, the "CSA Contract") under which CSA has committed to provide C$217,585,529 for the purchase of RADARSAT-2 data; and

         WHEREAS, MDA and ORBIMAGE desire to enter into this Agreement pursuant to which (i) MDA will grant to ORBIMAGE the right to distribute and market worldwide RADARSAT-2 data received from the RADARSAT-2 satellite ("RADARSAT-2 Data") and products that are derived from, based on or use the RADARSAT-2 Data, subject to the terms and conditions provided herein and (ii) MDA will sublicense to ORBIMAGE certain trademarks, service marks and names.

         NOW THEREFORE, in consideration of the agreements and covenants contained herein, the parties hereto agree as follows.


                          SECTION 1 - GRANT OF LICENSE

         1.1.    License to Market.  MDA hereby grants to ORBIMAGE a  ten
(10)-year, exclusive worldwide license (the "License") to promote, market, sell, modify and use RADARSAT-2 Data received from the RADARSAT-2 satellite in any form, including products derived from or based on RADARSAT-2 Data for any purposes, including, without limitation, the right to sublicense such rights, provided that ORBIMAGE shall remain liable for its obligations hereunder.

         1.2.    Sublicense of Marks.  MDA hereby grants to ORBIMAGE a ten
(10)-year, non-exclusive royalty free and worldwide sublicense to use the mark "RADARSAT" in association with the promotion, marketing, sale and distribution of RADARSAT-2 Data, including promotional products or materials. Notwithstanding anything herein to the contrary, the foregoing sublicense and ORBIMAGE's rights with respect to use of the "RADARSAT" mark are subject in all respects to the CSA Contract, including but not limited to Article 19.

         1.3. Ownership Rights in Data. MDA acknowledges that, during the term of the License, all proprietary and ownership rights in the RADARSAT-2 Data shall be the sole and exclusive property of ORBIMAGE, subject to the CSA Contract and the License granted herein.

         1.4 License Fee. In consideration of the grant of the Licensee hereunder, ORBIMAGE hereby agrees to pay MDA US$60 million (the "Initial Payment") plus C$217,585,529 (the "Subsequent Payment") for the License and
sublicense granted under this Section 1.   Such payments shall be made in
accordance with Schedule 1.4 hereto. The amount of the Subsequent Payment shall be adjusted downward on an equitable basis to the extent MDA purchases less RADARSAT-2 Data from ORBIMAGE than is contemplated by Section 2 below. The Subsequent Payment shall immediately become due and payable upon the complete and total failure of the RADARSAT-2 system.


         1.5. License Renewal. At the end of the initial term of the License and the sublicense granted under Section 1.2, ORBIMAGE shall have the option to renew annually both the License and the sublicense for an aggregate fee of US$10,000 per year. Any such renewal shall otherwise be subject to and in accordance with the then current terms and conditions of this Agreement.

                           SECTION 2 - DATA PURCHASE

         MDA hereby agrees to purchase from ORBIMAGE all the RADARSAT-2 Data that MDA is required to deliver under the CSA Contract. ORBIMAGE hereby agrees to cause such data to be delivered to MDA in a timely manner in accordance with the data delivery requirements under the CSA Contract. The purchase price for such data shall be C$217,585,529. MDA shall pay ORBIMAGE the purchase price in twenty-eight (28) equal installments over a period of seven years commencing ten days after the date the RADARSAT-2 satellite is commissioned (as defined in the CSA Contract) and payable on a quarterly basis thereafter. If the RADARSAT-2 system is declared a complete and total failure before all payments have been made under this Section 2, then the unpaid portion of the data purchase price shall become immediately due and payable.


                          SECTION 3   - SCOPE OF WORK

                 3.1. MDA shall furnish the management, labor, facilities, personnel and materials required for the performance of the following work (collectively, the "Work"):

                 3.1.1 RADARSAT-2 System. The parties hereto acknowledge that MDA shall, pursuant to the terms of the CSA Contract, construct the RADARSAT-2 system that is capable of meeting RADARSAT-2 Data requirements set forth in the RADARSAT-2 Statement of Work attached hereto as Schedule 3 (as it may be amended from time to time, the "RADARSAT-2 SOW") and the Mission Requirements Specifications that are part of the CSA Contract, provided, however, that such system is not a deliverable to ORBIMAGE under this Agreement;

                 3.1.2. RADARSAT-2 Operations. MDA shall operate the RADARSAT-2 system in accordance with the RADARSAT-2 SOW;





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
                 3.1.3. RADARSAT-2 Data Reception, Processing and Archiving. MDA shall provide ORBIMAGE with RADARSAT-2 data reception, processing and archiving services in accordance with the RADARSAT-2 SOW;

                  3.1.4 Sensor Model. No more than 90 days prior to the scheduled launch of the RADARSAT-2 satellite MDA shall, at no additional cost, license and deliver a copy to ORBIMAGE of all applicable RADARSAT-2-related software, algorithms and/or models in the form and of the type that is required for the purpose of performing image processing and generating value-added products from
         (a) level one data and above and (b) raw or zero level data . Subject to the final sentence of this Section 3.1.4, ORBIMAGE shall have the right to sublicense and provide copies of such software, algorithms and/or models to third parties pursuant to a data purchase agreement that provides, among other things, such person to maintain such software, algorithms and/or models as confidential and provided further that ORBIMAGE agrees that it shall not provide any copies to any entities or persons that are in the business of designing and/or constructing remote sensing ground stations.MDA's obligation to deliver software will include code, including source code, if the delivery of such code to imagery customers and value-added processors is standard industry practice. With respect to models, software and algorithms for raw or zero level data processing, on a case by case basis, with MDA's prior approval, which shall not be unreasonably withheld, ORBIMAGE shall have the right to provide such items to its customers for their imagery processing use. MDA hereby consents to ORBIMAGE's use of raw and level zero models, software and algorithms for its own internal use and to ORBIMAGE's sublicensing of such items to U.S. government customers for their own internal use.

                 3.1.5 Optional U.S. Ground Facility. At ORBIMAGE's option, MDA shall supply ORBIMAGE with a RADARSAT-2 reception, processing and archiving facility in the United States for the sole purpose of enabling ORBIMAGE to meet U.S. government national security customer requirements for RADARSAT-2 Data and products. In the event ORBIMAGE exercises this option, MDA shall make customary representations and warranties regarding the performance and capabilities of the facility.

         3.2     Software License.

         3.2.1 For the use of ORBIMAGE under the terms identified in Section 3.1.4, MDA hereby grants to ORBIMAGE a perpetual, fully paid non-exclusive license for the software, algorithms and/or models delivered pursuant to
Section 3.1.4 (including all modifications and upgrades thereto that are developed by MDA during the term of this Agreement). Maintenance of the software delivered to ORBIMAGE will be provided by MDA pursuant to MDA's standard software maintenance agreement.

         3.2.2 For the exclusive use of ORBIMAGE at ORBIMAGE facilities and at the facility identified in Section 3.1.5 above, MDA hereby grants to ORBIMAGE a perpetual, fully paid non-exclusive license for all RADARSAT-2 image processing and archiving software (including all modifications and upgrades thereto that are developed by MDA during the term of this





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
Agreement and that are applicable to the installed system). In connection with the delivery of a ground station as contemplated by Section 3.1.5 above, MDA shall deliver one copy of such software (executable and object code) to ORBIMAGE as soon as is practicable after ORBIMAGE requests it, for installation by MDA at said facilities, which software shall be capable of performing the functions contemplated by this Section 3.2. and consistent with the RADARSAT-2 SOW. Maintenance of the software delivered to ORBIMAGE will be provided by MDA pursuant to MDA's standard software maintenance agreement.

         3.3. Insurance. At ORBIMAGE's expense, MDA or Orbital shall procure launch, satellite checkout and on-orbit insurance as requested by ORBIMAGE, subject to availability of such insurance and ORBIMAGE's agreement to the price, terms and conditions of such insurance.

                           SECTION 4 - CONSIDERATION

         4.1 Consideration. The price for the Work and other items deliverable under Section 3 is as follows:

------------------------------------------------------------------------------------------------------------
  CLIN                                                        PRICE
------------------------------------------------------------------------------------------------------------
  0001      RADARSAT-2 Operations (3.1.2)                     Cost-reimbursable at MDA's standard Canadian
                                                              Government pricing rates not to exceed US$10
                                                              million per year, with a target of US$8 million
                                                              per year.  This service shall commence, and
                                                              payments relating thereto shall become payable,
                                                              three (3) months prior to launch, provided,
                                                              however, that if the launch is delayed, no
                                                              further pre-launch payments beyond these three
                                                              (3) months shall be required.  The pre-launch
                                                              payment shall be included in the calculation of
                                                              the maximum amount payable during the first year
                                                              of operations.
------------------------------------------------------------------------------------------------------------
  0002      RADARSAT-2 Data Reception, Processing and         12% of annual net revenues recognized by
            Archiving (3.1.3)                                 ORBIMAGE from sales of RADARSAT-2 data
                                                              (excluding revenues under the CSA Contract)
                                                              commencing upon the commissioning of the
                                                              RADARSAT-2 system.   Under this CLIN, ORBIMAGE
                                                              and MDA acknowledge that they will further
                                                              negotiate the appropriate compensation based on
                                                              data volumes and level of processing.
------------------------------------------------------------------------------------------------------------





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

------------------------------------------------------------------------------------------------------------
  0003      Sensor Model (3.1.4)                              No charge
------------------------------------------------------------------------------------------------------------
  0004      U.S. Ground Facility (3.1.5, option)              Cost-reimbursable plus 10% fee
------------------------------------------------------------------------------------------------------------
  0005      Data Processing and Archiving Software License    No charge
            (3.2)
------------------------------------------------------------------------------------------------------------
  0006      Software Installation                             Cost-reimbursable at MDA's standard Canadian
                                                              Government pricing rates
------------------------------------------------------------------------------------------------------------
  0007      Software maintenance                              Cost-reimbursable at MDA's standard Canadian
                                                              Government pricing rates
------------------------------------------------------------------------------------------------------------
  0008      Insurance                                         Cost-reimbursable
------------------------------------------------------------------------------------------------------------
  0009      Marketing Services (Sec. 5.1.2)                   Cost-reimbursable plus 10% fee, starting upon
                                                              the commencement of marketing activities in
                                                              accordance with Section 5.1 below.
------------------------------------------------------------------------------------------------------------

         4.2. Audit Rights. ORBIMAGE shall have the right to audit on a reasonable basis, from time to time (under a duty of confidentiality) MDA's records for the purpose of confirming any amounts payable under this Section 4 and Section 5, by giving fifteen (15) days written notice to MDA. MDA shall have the right to audit on a reasonable basis, from time to time (under a duty of confidentiality) ORBIMAGE's records for the purpose of confirming any amounts payable under CLIN 0003, by giving fifteen (15) days written notice to ORBIMAGE. The audit shall be carried out by auditing party or its representatives. The audited party shall make its records available to the auditing party during normal business hours no later than thirty (30) days
after audited party's receipt of the auditing party's request.   The auditing
party shall complete its audit within fifteen (15) days of obtaining access to such records, and shall deliver its results to the other within thirty (30) days of the completion of the audit. The costs of the audit shall be borne by the auditing party unless it is determined that the audited party has overcharged by more than five percent (5%), in which case the audited party shall pay for the cost of the audit. Any amounts overpaid by either party shall be credited against the other party's next payments owed hereunder. This
Section 4.2 shall survive for one (1) year following termination of this Agreement.

         4.3 Invoicing. MDA shall invoice ORBIMAGE for the milestones set forth in Schedule 1.4, part 1 upon completion of each event and receipt of payment from CSA. MDA shall invoice ORBIMAGE for all other deliverables under
this Agreement within ten (10) days of the end of each month.   Except as
otherwise set forth in Schedule 1.4, ORBIMAGE shall pay invoices within ten
(10) days of receipt.





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
         4.4     Taxes.   The Price does not include any federal, state,
provincial or local sales, use or excise taxes levied upon or measured by the sale, the sales price, or the use of the items to be delivered or services required to be performed hereunder. MDA shall list separately on its invoice any such tax lawfully applicable to the items to be delivered or services required to be performed hereunder and payable by ORBIMAGE. The Price shall not, however, include any taxes on property owned by the Canadian Government, or any Canadian, U.S. or foreign federal, state, provincial or local income taxes imposed on MDA, which shall be the sole liability of MDA.

                 4.4.1 In cases where MDA and/or ORBIMAGE are wholly or partially exempt from such taxes and duties or otherwise entitled to relief by way of protest, refund claims, litigation or other proceedings, MDA shall take all necessary steps to facilitate such exemption or relief by:

                          (a) Using reasonable efforts to bring about the exemption or relief before submitting the invoices to ORBIMAGE; and

                          (b) Complying with all formalities necessary to enable ORBIMAGE to claim reimbursement with respect to taxes that have been paid. For this purpose, MDA shall comply with the reasonable instructions given to it by ORBIMAGE and provide in due time the information that ORBIMAGE reasonably requires.

                 4.4.2. If any such tax is determined to be legally due from either MDA or ORBIMAGE, ORBIMAGE shall pay it separately. ORBIMAGE shall pay, or reimburse MDA, for all reasonable out-of-pocket expenses incurred in connection with the activities contemplated by Section 4.4.1.

                 4.4.4 Notwithstanding anything herein to the contrary, no party shall be obligated to gross up any payments owed to the other party to take into account amounts deducted or withheld for taxes, contributions or otherwise.

         4.5 Duty. All customs or import/export duties required by law shall be paid by MDA.

                           SECTION 5 - DUTIES OF MDA

         5.1. Appointment of MDA as Distributor. Subject to the terms and conditions of this Agreement, ORBIMAGE hereby appoints and authorizes MDA to act as its exclusive worldwide distributor of RADARSAT-2 Data, and MDA accepts such appointment. In connection with such appointment, ORBIMAGE hereby grants to MDA an exclusive, unrestricted worldwide license, (including the right to sublicense ) to promote, market and sell RADARSAT-2 Data and Basic Products, and a non-exclusive license to modify, sell and use RADARSAT-2 Data, and value-added products. "Basic Products" are defined as data sets generated by the RADARSAT-2 system and the following products produced from such data sets:
(i) system-corrected products (radiometrically and geometrically-corrected satellite data using ephemeris data), (ii) precision-





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
corrected products using external ground control data, and (iii) ortho imagery using digital elevation models.

                 5.1.1 Marketing. The RADARSAT-2 marketing operations will be performed by MDA or an affiliate of MDA established for the purposes of marketing RADARSAT imagery and will be overseen by the RADARSAT-2 VP of Marketing and Sales who shall be based in Richmond, British Columbia. The RADARSAT-2 VP of Marketing and Sales shall be responsible for coordinating between ORBIMAGE and MDA to develop all marketing and sales policies, strategies (including but not limited to strategies relating to value-added applications and opportunities), targets, resources and budgets. All marketing and sales policies (including subdistributorships), strategies, targets and resources and budgets shall be approved and periodically monitored by ORBIMAGE. ORBIMAGE and MDA shall promptly commence negotiations to develop within the next six months a detailed marketing plan that is designed to maximize RADARSAT-2 market penetration. The parties hereto acknowledge and agree that pursuant to the license granted in Section
         5.1 above, MDA has and other third parties shall have the right to develop, at their expense, value-added products using RADARSAT-2 Data and to resell such products in accordance with the terms of the detailed marketing plan and strategies to be developed under this
         Section 5.1.1, provided, however, that the terms governing resales of such value-added products, including but not limited to, compensation payable to ORBIMAGE in connection therewith, shall be negotiated by ORBIMAGE and MDA with each other or with the other third party reseller, as applicable, on a case-by-case basis, consistent with the terms of the CSA Contract

                 5.1.2 Compensation. ORBIMAGE shall pay MDA for the services provided under this Section 5.1 (CLIN 0010) on a cost-reimbursable basis plus 10%. As part of the development of a marketing strategy, ORBIMAGE and MDA will negotiate the proper strategy with respect to the execution of RADARSAT-2 customer contracts. To the extent that MDA enters in RADARSAT-2 data sales agreements directly with RADARSAT-2 customers, MDA will remit or assign 100% of the payments it receives for such sales to ORBIMAGE.

         5.2. Regulatory Approvals. MDA shall use commercially reasonable efforts to obtain and maintain all material licenses, consents, approvals or authorizations of and declarations or filings ("Regulatory Licenses") with any Canadian or United States governmental authority required to be obtained or maintained by MDA in order to perform its obligations under this Agreement and to permit the launch and operation of the RADARSAT-2 satellite including, without limitation, allocation by the International Telecommunications Union or the U.S. Federal Communications Commission of the appropriate frequencies necessary to launch, operate and receive data from the RADARSAT-2 satellite as contemplated by the CSA Contract. So long as the RADARSAT-2 satellite is operational, as determined by ORBIMAGE, MDA shall not, without the express written consent of ORBIMAGE, which in the case of clause (a) shall not be unreasonably withheld, (a) amend, or modify, or (b) cancel or surrender, any of said Regulatory Licenses if such action will have a material adverse effect on ORBIMAGE's rights under this Agreement, and shall prior to the expiration of any such Regulatory License extend or renew





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
same. Each party covenants and agrees that if and to the extent any modifications or amendments are reasonably requested by the other party with respect to such Regulatory Licenses, they shall cooperate with each other in connection therewith.

         5.3.    CSA Contract.

                 5.3.1    Generally.   The parties hereto acknowledge and agree
         that the terms and conditions of this Agreement, including all licenses or sublicenses granted hereunder, are subject to all rights of the CSA and MDA's obligations or rights pursuant to the CSA Contract, which shall take precedent. Notwithstanding the foregoing, any disputes between ORBIMAGE and MDA regarding the interpretation of the CSA Contract and MDA's rights or obligations thereunder in the context of this Agreement shall be considered a dispute subject to
         Section 11 of this Agreement.

                 5.3.2.   Maintenance of CSA Contract.   MDA agrees to maintain
         in full force and effect the CSA Contract and shall not, without the express written consent of ORBIMAGE, assign the CSA Contract to any person other than an affiliate of Orbital or MDA.

                 5.3.3    ORBIMAGE Review and Approval Rights.   Whenever
         practicable, MDA shall coordinate in advance with ORBIMAGE any material changes to the CSA Contract that impact ORBIMAGE's rights contemplated by this Agreement, including but not limited to the RADARSAT-2 Mission Requirement Specifications, Product Specifications, Concept of Operations, System Integration Verification and Test Plan and Commissioning Plan, the Data Policy and Data Supply Agreements that are part of the CSA Contract. ORBIMAGE and MDA shall negotiate in good faith an equitable adjustment to the license fee set forth in
         Section 1.4 above if MDA and CSA amends the CSA Contract without ORBIMAGE's prior consent and such changes have a material adverse impact on (a) ORBIMAGE's ability to receive RADARSAT-2 Data that conforms with the specifications set forth in the RADARSAT-2 SOW regarding capacity, resolution and appropriate image quality parameters, or (b) the commercial viability of ORBIMAGE's RADARSAT-2
         program.   Failure to agree on an equitable adjustment shall be a
         dispute settled in accordance with Section 11 below. Notwithstanding anything herein to the contrary, under no circumstances shall MDA's failure to obtain prior approval, review or concurrence of any items requiring such actions in the RADARSAT-2 SOW constitute a default that gives rise to termination rights under Section 7 of this Agreement.

                 5.3.4 Access to Data. If CSA's usage of the RADARSAT-2 satellite under the CSA Contract exceeds 10% of its imaging capacity over a two-month period and such usage has a material adverse impact on the commercial viability of the RADARSAT-2 program, then the parties shall negotiate an equitable adjustment to the license fee set forth in Section 1.4 above.

                           SECTION 6 - FUTURE RIGHTS

         MDA and Orbital each hereby agrees that to the extent either party obtains unencumbered commercial distribution rights on any follow-on RADARSAT project or any other synthetic aperture radar imaging satellite project prior to June 30, 2003, MDA or Orbital (as appropriate) shall offer to ORBIMAGE the exclusive right to be the commercial distributor of satellite imagery from such project, subject to mutual agreement between the parties regarding consideration and other material terms.


                SECTION 7 - TERMINATION; LIMTATION OF LIABILITY

         7.1. Termination by ORBIMAGE for Default. ORBIMAGE may terminate this Agreement at any time after the occurrence of any of the following events of default:

                 7.1.1 MDA fails to pay any amount due hereunder and such failure shall remain uncured for a period of thirty (30) days after the due date thereof.

                 7.1.2 MDA or Orbital breaches the representations and warranties made under this Agreement.

                 7.1.3. MDA fails to observe or perform any of its other material obligations hereunder and such failure shall remain uncured for a period of sixty (60) days after receipt by MDA of written notice thereof. Notwithstanding the foregoing, if the default is susceptible to cure but cannot with due diligence be wholly cured within sixty (60) days following the notice of default and the defaulting party has made diligent efforts to cure such default within such period and thereafter diligently pursues the curing of such default, no remedies shall be exercisable under this Agreement during the period of such cure efforts.

                 7.1.4 The CSA Contract is terminated by CSA or MDA for any reason.

         7.2.    Termination by MDA for Default or Convenience.   MDA may
terminate this Agreement at any time after the occurrence of any of the following events:

                 7.2.1. ORBIMAGE fails to pay any amount due hereunder and such failure shall remain uncured for a period of thirty (30) days after the due date thereof.

                 7.2.2 ORBIMAGE breaches the representations and warranties made under this Agreement.

                 7.2.2. ORBIMAGE shall fail to observe or perform any of its other material obligations hereunder and such failure shall remain uncured for a period of sixty (60) days after receipt by ORBIMAGE of written notice thereof. Notwithstanding the foregoing, if the default is susceptible to cure but cannot with due diligence be wholly cured within sixty (60) days following the notice of default and the defaulting party has made diligent efforts to cure such default within such period and thereafter diligently





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
         pursues the curing of such default, no remedies shall be exercisable under this Agreement during the period of such cure efforts.

                 7.2.3 The CSA Contract is terminated by MDA or CSA for any reason.

         7.3. MDA Continuing Obligations to CSA. MDA acknowledges and agrees that any and all costs and expenses or damages payable to CSA arising from or in connection with a breach under the CSA Contract relating to the design, development, construction and systems integration of the RADARSAT-2 system, and not otherwise directly related to any action or inaction of ORBIMAGE, shall be the obligation of MDA.

         7.4. Automatic Termination. This Agreement shall automatically terminate without any liability to any party if any of the following events have not occurred by February 15, 1999

                 7.4.1 Approval of the transactions contemplated hereby by the Boards of Directors of Orbital and ORBIMAGE.

                 7.4.2 Receipt of a fairness opinion from an independent financial advisor as to the fairness of the transaction from a financial point of view pursuant to that certain Indenture dated as of February 25, 1998 between ORBIMAGE and Marine Midland Bank.

         7.5.    Damages; Remedies Upon Certain Defaults

                 7.5.1 Termination Relating to CSA Contract; Regulatory Approvals. In the event this Agreement is terminated by either party under Sections 7.1.4 or 7.2.3 above, or is terminated by ORBIMAGE because of MDA's breach of Section 5.2, then the parties agree that MDA's sole liability shall be to reimburse ORBIMAGE for an amount equal to the lesser of (a) the aggregate amount paid in cash for the license fee or (b) the undepreciated portion of the Initial Payment that is included in the remaining book value of the License as it is reported on ORBIMAGE's balance sheet, but in no event shall such amount exceed $60 million.

                 7.5.2 MDA Liability for Failure to Procure Launch Vehicle on Timely Basis. If a launch vehicle for the RADARSAT-2 satellite has not been selected by December 31, 1999 and this Agreement has not otherwise been terminated pursuant to Section 7.5.1 above, then ORBIMAGE shall be relieved from making any further payments under
         Section 1.4 until such time as a launch vehicle has been selected. Furthermore, if a launch vehicle has not been selected by June 30, 2000, then ORBIMAGE shall also be entitled to a refund of 50% of the License fee paid as of such date, and the total aggregate License fee shall be adjusted downward accordingly.

                 7.5.3 ORBIMAGE Termination Liability. If MDA terminates this Agreement for ORBIMAGE's default prior to the successful commissioning (as specified in the RADARSAT-2 SOW) of the RADARSAT-2 system, then ORBIMAGE's liability to MDA shall be equal to the difference between US$60 million and any amounts paid by ORBIMAGE to date. If MDA terminates this Agreement for ORBIMAGE's default after





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         the successful commissioning (as specified in the RADARSAT-2 SOW) of the RADARSAT-2 system, ORBIMAGE's sole liability for damages shall be limited to amounts owing for services and items delivered under
         Section 3, and under no circumstances shall ORBIMAGE have any liability to MDA to pay any additional amounts owed under Section 1.4 for the license fee (other than amounts accrued but not yet paid).

         7.6. Termination of License and Data Purchase Obligation. Upon termination of this Agreement, (a) the License shall terminate except with respect to RADARSAT-2 Data received prior to such termination, in which case the License shall continue but shall be non-exclusive and (b) MDA shall have no further data purchase obligations under Section 2 above.

         7.7.    Limitation of Liability

                 7.7.1. Assumption of Risk; Limitation of Liabilities. Each of the parties acknowledges and understands that (a) the RADARSAT-2 system is a new, untested system that entails a high degree of risk of
         (i) delay in or cancellation of deployment and (ii) launch vehicle, satellite and other equipment or software failure or impaired performance, and there can be no assurance that the RADARSAT-2 system will be an economically viable system even if successfully deployed, or that the RADARSAT-2 system will be capable of performing in accordance with the CSA Contract or delivering any data whatsoever. Each party shall bear all responsibility, risk and cost associated with developing and maintaining its respective business, and MDA shall not be liable to ORBIMAGE or any of its agents or customers for costs or damages caused by any schedule delays, launch failure, failure of the RADARSAT-2 system or any component thereof, or defects or inaccuracies in the RADARSAT-2 system or RADARSAT-2 Data.

                 7.7.2 Limitation of Direct Damages. Where either party has terminated this Agreement for breach and except as otherwise specifically set forth above, under no circumstances shall either party be liable to the other for any damages greater than U.S. $10 million for any claim of any nature whatsoever arising under this Agreement, whether such claim relates to the indemnification provisions set forth in Section 8 below, or arises in connection with either party's breach of contract, breach of express or implied warranty, arising in tort, at law or in equity.

                 7.7.3 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL MDA, ORBITAL OR ORBIMAGE BE LIABLE TO EACH OTHER UNDER THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAD OR SHOULD HAVE HAD KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

          SECTION 8 - REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

         8.1.    MDA Representations and Warranties.   MDA  represents and
warrants that (a) it has full right and authority to enter into this Agreement and to perform its obligations hereunder and that the performance of its obligations hereunder does not contravene or constitute a default under any applicable law, rule or regulation or any contract binding upon MDA, (b)this Agreement is enforceable against MDA in accordance with its terms, (c) MDA shall have all licenses, permits and other authorizations from any agency or department of the Canadian government necessary for MDA to perform its obligations under this Agreement, and to permit the construction and operation of the RADARSAT-2 system under the CSA Contract, and (d) MDA's operation of the RADARSAT-2 system under the CSA Contract and the provision of services hereunder will not violate any Canadian copyright, trade secret, trademark, patent rights or other intellectual property rights of any third party in Canada, which MDA represents is the only jurisdiction in which services are to be delivered by MDA under the CSA Contract.

         8.2.  Compliance with CSA Contract.   MDA is in compliance with the
CSA Contract and is aware of no event that has occurred that would give rise to a default under the CSA Contract.

         8.3 MDA Indemnification. MDA agrees to indemnify and hold harmless ORBIMAGE and its officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys fees) of (a) third parties arising out of or in connection with MDA's breach of any representations, warranties, covenants or agreements contained herein and
(b) RADARSAT International Inc. ("RSI"), its directors, officers shareholder or other affiliates relating to RSI's right of first refusal as provided for in
Article 18 of the CSA Contract. This indemnification obligation shall survive the expiration or termination of this Agreement.

         8.4.  ORBIMAGE Representations and Warranties.   ORBIMAGE represents
and warrants that it (a) has full right and authority to enter into this Agreement and to perform its obligations hereunder and that the performance of its obligations hereunder does not contravene or constitute a default under any applicable law, rule or regulation or any contract binding upon ORBIMAGE, (c) this Agreement is enforceable against ORBIMAGE in accordance with its terms,
(c) ORBIMAGE shall have all licenses, permits and other authorizations from any United States or foreign government agency or department necessary for ORBIMAGE to perform its obligations under this Agreement, and (c) ORBIMAGE's use of the RADARSAT-2 Data shall not violate any United States copyright, trade secret, trademark, patent rights or other intellectual property rights of any third party.

         8.5.  ORBIMAGE Indemnification.    ORBIMAGE agrees to indemnify and
hold harmless MDA and Orbital, and each of their officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising from or in connection with ORBIMAGE's breach of any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.

         8.6. Orbital Representations and Warranties. Orbital represents and warrants that it (a) has full right and authority to enter into this Agreement and to perform its obligations hereunder and that the performance of its obligations hereunder does not contravene or constitute a default under any applicable law, rule or regulation or any contract binding upon Orbital and (b) this Agreement is enforceable against Orbital in accordance with its terms.

        SECTION 9 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

         9.1 DISCLAIMER OF WARRANTIES. MDA AND ORBITAL HAVE NOT AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE RADARSAT-2 SATELLITE, THE RADARSAT-2 SYSTEM, THE RADARSAT-2 DATA, OR ANY SERVICES TO BE PROVIDED UNDER THIS AGREEMENT. MDA AND ORBITAL EXPRESSLY DISCLAIM AND ORBIMAGE HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF MDA OR ORBITAL AND RIGHTS, CLAIMS AND REMEDIES OF ORBIMAGE AGAINST MDA AND ORBITAL, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY FAILURE, NONCONFORMANCE OR DEFECT IN THE RADARSAT-2 SYSTEM, THE RADARSAT-2 DATA, OR ANY SERVICES TO BE PROVIDED OR ITEMS TO BE DELIVERED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO: (a) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (b) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (c) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE RADARSAT-2 DATA OR ANY SERVICES PROVIDED BY OR THROUGH ORBITAL UNDER THIS AGREEMENT; AND (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY UNDER ANY TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHER EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY MDA OR ORBITAL.

                        SECTION 10   - ORBITAL GUARANTEE

         In order to induce ORBIMAGE to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Orbital hereby unconditionally and irrevocably guarantees (the "Guaranty") the full and timely performance of MDA's obligations (including payment obligations) under this Agreement (individually and collectively, the "Obligations"). Upon any default in the Obligations, Orbital hereby agrees to immediately pay all amounts due to ORBIMAGE on written demand by ORBIMAGE at the place and in the manner specified. The Guaranty is absolute and is a guaranty of payment and not of collection. Orbital waives all rights that it may have, if any, to require that ORBIMAGE exhaust its remedies action against MDA in order to enforce the Obligations. The Guarantee shall not be discharged except by the payment in full of the Obligations. Orbital expressly waives notice of acceptance of the Guaranty and waives diligence, presentment, demand, protest and notice of any kind with respect to the Guaranty. Orbital agrees to pay to all of ORBIMAGE's costs and expenses incurred by

ORBIMAGE in connection with the enforcement of the Guaranty, including, without limitation, reasonable attorneys' fees and expenses. No action which ORBIMAGE may take or omit to take in connection with this Agreement or the Guaranty, nor any course of dealings with MDA, Orbital or any other person shall release, impair or affect this Guaranty or the Orbital's liability under the Guaranty, or afford Orbital any recourse against ORBIMAGE.


                        SECTION 11 - DISPUTE RESOLUTION

         11.1 The Presidents of ORBIMAGE, MDA and Orbital (or, for so long as the President of Orbital is an executive officer of ORBIMAGE, then an Executive Vice President designated by Orbital's President) shall negotiate in good faith the resolution of any dispute arising under this Agreement. If the parties are unable to resolve the dispute in forty-five (45) days, then any controversy or claim in respect of this Agreement or the performance hereunder by any party hereto shall be settled by final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules. In the event that more than one claim or controversy arises under this Agreement, such claims or controversies may be consolidated in a single arbitral proceeding. Such arbitration shall take place in Washington, D.C. before a panel of three (3) neutral arbitrators selected pursuant to such Rules. The arbitrators' award shall include an allocation of arbitration fees, expenses and compensation, and may include an award to the prevailing party of its attorneys' fees, costs and expenses in connection with the arbitration. A judgment on the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction thereof, each party hereby consenting to the jurisdiction of such court over it and waiving, to the fullest extent permitted by law, any defense or objection relating to in personam jurisdiction, subject matter jurisdiction, venue or convenience of the forum. All matters arising in any action to enforce an arbitral award shall be determined in accordance with the law and practice of the forum court. The existence of any dispute between the parties, whether the same is the subject of an arbitration proceeding or not, shall not relieve the parties of their obligations under this Agreement.

                            SECTION 12 - ASSIGNMENT

         Neither party shall assign its rights or obligations hereunder without the prior written consent of the other party.



                           SECTION 13 - MISCELLANEOUS

         13.1 All notices, requests and other communications to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent either by telecopy, by reputable overnight courier or delivered in person addressed as follows:

                 (a)      If to MDA, to it at:

                          13800 Commerce Parkway
                          Richmond, British Columbia

                          Canada V6V 2J3
                          Telecopy:  (604) 278-2386
                          Attention:  Bernie S. Clark

                 (b)      If to Orbital, to it at:
                          21700 Atlantic Boulevard
                          Dulles, VA 20166
                          Telecopy:  (703) 406-5572
                          Attention:  General Counsel

                 (c)      If to ORBIMAGE, to it at:
                          ORBITAL IMAGING CORPORATION
                          21700 Atlantic Boulevard
                          Dulles, VA 20166
                          Telecopy:  (703) 406-5552
                          Attention:  Gilbert D. Rye

                          with a copy to General Counsel

or to such other persons or addresses as any party may designate by written notice to any other. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (b) if given by reputable overnight courier, on one (1) business day after being delivered or (c) if given by any other means, when received at the address specified in this Section.

         13.2 This Agreement shall be binding upon the parties, their successors and permitted assigns.

         13.3 This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding among MDA, ORBIMAGE and Orbital and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by all parties.

         13.4 The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions hereof. The parties consent to the personal jurisdiction of any state or federal court located in Virginia in any action arising under this Agreement and agree that actions arising under this Agreement may be brought in such jurisdiction. The parties agrees that service of process may be made upon each other in any such action in the same manner in which notice may be given pursuant to this Agreement. No party may bring any action for a claim under this Agreement later than one (1) year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one (1) year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

         13.5 It is understood and agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         13.6 If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect, unless such unenforceability impairs the fundamental purpose or expectations of the parties hereto.

         13.7 Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         13.8 MDA, ORBIMAGE and Orbital are independent contractors to one another, and with respect to this Agreement, no party has the authority to bind any other in any way or to any third party, and nothing in this Agreement shall be construed as granting any party the right or authority to act as a representative, agent, employee or joint venturer of any other.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By:
         ---------------------------------------------------
         Name:
         Title:



ORBITAL SCIENCES CORPORATION

By:
         ---------------------------------------------------
         Name:    Jeffrey V. Pirone
         Title:   Executive Vice President and
                  Chief Financial Officer



ORBITAL IMAGING CORPORATION

By:
         ---------------------------------------------------
         Name:  Gilbert D. Rye
         Title:     President

                                  Schedule 1.4
                                 Payment Terms

1.  The payment terms for the US$60 million shall be as follows:

ORBIMAGE shall pay MDA within ten days after MDA has notified ORBIMAGE of its receipt of a milestone payment from CSA or, if CSA is making progress payments to MDA, then within ten days after MDA has notified ORBIMAEG of its receipt of such progress payment. The amount paid by ORBIMAGE shall be equal to (z% times $55 million), where z% equals the percentage of the particular CSA milestone or progress payment to the total value of the CSA contract (currently C$217,585,529), provided, however, that in no event will ORBIMAGE be obligated to pay more than the annual amount set forth below in any given year.


Year                      Annual Amount                             Cumulative Amount
----                      -------------                             -----------------
1999                      $15,000,000                               $15,000,000
2000                      $15,000,000                               $30,000,000
2001                      $15,000,000                               $45,000,000
2002                      $10,000,000                               $55,000,000


ORBIMAGE will make a final payment of $5,000,000 upon the verification and commissioning of the RADARSAT-2 system in accordance with the RADARSAT-2 SOW. Commissioning will be deemed to have occurred when the RADARSAT-2 meets acceptance criteria as set forth in the RADARSAT-2 SOW.

2.  The payment terms for the C$217,585,529 shall be as follows:

Simultaneously with ORBIMAGE's receipt of payments under Section 2 - Data Purchase.

                                   SCHEDULE 3




                               STATEMENT OF WORK

                                      FOR

                          RADARSAT-2 MASTER AGREEMENT

                                    between

                          ORBITAL IMAGING CORPORATION

                                   (ORBIMAGE)

                                      and

                    MACDONALD, DETTWILER & ASSOCIATES, LTD.

                                     (MDA)

                               TABLE OF CONTENTS


1.0      INTRODUCTION/SCOPE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.1      COMPLIANCE DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2      REFERENCE DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.0      DESIGN, CONSTRUCTION, INTEGRATION,
         TEST, AND DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.1      ORBIMAGE PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.2      DESIGN REVIEWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.3      RADARSAT-2 ON-ORBIT VERIFICATION & COMMISSIONING . . . . . . . . . . . . . . . . . 3

3.0      RADARSAT-2 OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.1      DATA ORDERING, PROCESSING AND DISTRIBUTION . . . . . . . . . . . . . . . . . . . . 4
3.2      OPERATIONS STATUS REPORTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.3      OPERATIONAL INSIGHT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.0      PROGRAM MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.1      PROGRAM INSIGHT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.2      PROGRAM DOCUMENTATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

APPENDIX A
         ORBIMAGE RADARSAT-2 CDRL . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

1.0      INTRODUCTION/SCOPE

MacDonald, Dettwiler & Associates, Ltd. (MDA) was selected by the Canadian Space Agency (CSA) to become the private sector partner for the RADARSAT-2 Program. As such, MDA and CSA agreed to jointly fund the RADARSAT-2 Program and CSA has agreed that MDA will own and operate the RADARSAT-2 Spacecraft and Mission Control assets and will deliver the Earth observation business on a commercial basis in accordance with the RADARSAT-2 Master Agreement.

In a separate agreement between Orbital Imaging Corporation (ORBIMAGE) and MDA, MDA has granted ORBIMAGE a license to promote, market, sell and use RADARSAT-2 data. This Statement of Work describes the work that MDA will execute in the design, construction, fabrication, integration test, delivery, operation and commercialization of the RADARSAT-2 System.

1.1      COMPLIANCE DOCUMENTS

The following documents are applicable to and are part of this Statement of Work. Changes to these documents require the approval or concurrence (as indicated) of ORBIMAGE. MDA retains design authority for the RADRSAT-2 System. ORBIMAGE approval (or concurrence) shall not be unreasonably withheld and will only be withheld if approval or concurrence would have a material impact to the business of selling RADARSAT-2 data/products.

    1.1.1 RADARSAT-2 Mission Requirements Specification, RN-DI-50-8804, Issue 2/0: October 10, 1998.

    1.1.2 RADARSAT-2 Product Specification, RN-RP-50-9786, latest issue concurred by ORBIMAGE.



         1.1.3RADARSAT-2 Operations Statement of Work, RN-CO-50-9914, latest issue concurred by ORBIMAGE.

         1.1.4 RADARSAT-2 Ordering, Processing and Distribution Plan/Procedures latest issue approved by ORBIMAGE.

         1.1.5 System Integration, Verification and Test Plan(s), latest revision concurred by ORBIMAGE.

          1.1.6 RADARSAT-2 Commissioning Plan, latest issue concurred by ORBIMAGE.

1.2      REFERENCE DOCUMENTS

The following documents are to be used as reference documents. Although changes to these documents do not require ORBIMAGE approval, MDA shall be required to notify ORBIMAGE of any changes which would (1) negatively impact ORBIMAGE's ability to market and sell RADARSAT-2 products; (2) affect ORBIMAGE's operations costs; or (3) negatively impact system capacity allocated to ORBIMAGE.

         1.2.1   RADARSAT-2 Master Agreement between MDA and CSA.

         1.2.2 Schedule A-1, Statement of Work RN-CO-50-9739 for RADARSAT-2 Master Agreement between MDA and CSA dated December 1998, including:

                          - Annex A - RADARSAT-2 Spacecraft Construction Statement of Work.

                          -   Annex B - RADARSAT-2 Ground Segment Statement of
                              Work.

         1.2.3 Schedule D-1, RADARSAT-2 Data Policy for RADARSAT-2 Master Agreement between MDA and CSA dated December 1998.

         1.2.4 Schedule D-2, Data Supply Agreement for RADARSAT-2 Master Agreement between MDA and CSA dated December 1998.

         1.2.5 Schedule F-2, CSA/MDA Operations Agreement for RADARSAT-2 Master Agreement between MDA and CSA dated December 1998.

         1.2.6 Schedule F-3, MOU between CSA and NRCan for RADARSAT-2 Master Agreement between MDA and CSA dated December 1998.

         1.2.7 Schedule G-1, IRB Requirement for RADARSAT-2 Master Agreement between MDA and CSA dated December 1998.

         1.2.8 System Specification for RADARSAT-2 System RN-SP-50-9806, latest approved issue.

                 1.2.9 RADARSAT-2 Space Segment Requirement Specification RN-SP-50-9752, latest approved issue.

                 1.2.10   RADARSAT-2 Concept of Operations, RN-RP-50-9916

                 1.2.11 RADARSAT-2 Business Plan - contained in Part 1 of the RADARSAT-2 Proposal (MDA proposal number 01-2249 submitted November 28, 1997). Annual updates to be concurred by ORBIMAGE.


2.0      DESIGN, CONSTRUCTION, INTEGRATION, TEST, AND DELIVERY

MDA shall design, construct, integrate, test, deliver and commission the RADARSAT-2 system in accordance with the CSA contract and the provisions of the Statement of Work.

2.1      ORBIMAGE PARTICIPATION

During this phase of the program, MDA shall provide ORBIMAGE with insight to the program and shall invite ORBIMAGE (and its consultants) to attend all technical reviews.

2.2      DESIGN REVIEWS

As a minimum, the following reviews shall be conducted with the CSA and ORBIMAGE will be invited to attend. Reviews will be held on dates agreed between MDA and CSA.

         2.2.1   Mission Requirements Design Review

         2.2.2   Operations Concept Review

         2.2.3   Preliminary Design Reviews

             2.2.3.1        Spacecraft BUS PDR

             2.2.3.2        Payload PDR

             2.2.3.3        Ground Segment PDR

             2.2.3.4        Mission Level PDR

         2.2.4              Critical Design Reviews

             2.2.4.1        Spacecraft BUS CDR

             2.2.4.2        Payload CDR

             2.2.4.3        Ground Segment CDR

             2.2.4.4        Mission Level CDR

         2.2.5              Operations Planning Review

         2.2.6              Test Readiness Review

              2.2.7    Pre-Shipment Review

              2.2.8    Operations Validation Review

              2.2.9    Launch Readiness Review

         2.2.10             System Commissioning Review


2.3      RADARSAT-2 ON-ORBIT VERIFICATION AND SYSTEM COMMISSIONING

MDA shall develop and implement the System Integration, Verification and Test Plan as well as the System Commissioning Plan. The combined objective of these plans are to establish the means by which MDA shall demonstrate compliance with the Mission Requirements specification and readiness of the entire RADARSAT-2 System to begin commercial operations as required by the RADARSAT-2 Master Agreement. These plans shall establish the acceptance criteria for the RADARSAT-2 System.

3.0      RADARSAT-2 OPERATIONS

MDA shall operate the RADARSAT-2 System in accordance with the CSA Contract, Reference 1.2.2 above and the provision of this Statement of Work.

3.1      DATA ORDERING, PROCESSING AND DISTRIBUTION

In addition to the requirements of Reference 1.2.2, MDA shall develop and implement a RADARSAT-2 Data Ordering, Processing and Distribution Plan/Procedure. This plan shall be approved by ORBIMAGE and provide specific details on how customers may order products, and how these products shall be processed, distributed, archived, and billed. In addition, an ICD describing the interface between the "distributors" (commercial and Government) and the RADARSAT-2 Ground Segment shall be developed, implemented and tested.

3.2      OPERATIONS STATUS REPORTING

MDA shall provide ORBIMAGE with a daily operational status report via e-mail summarizing the status of the RADARSAT-2 System and all outages which have occurred over the past 24 hours.

3.3      OPERATIONAL INSIGHT

MDA shall provide ORBIMAGE full insight into on-orbit operations, anomalies, and corrective actions planned. Details on anomalies shall be included in a monthly operations report to be provided to ORBIMAGE. The monthly operations report shall summarize the activities from the previous month and note any significant operations and/or outages planned for the following month.

4.0      PROGRAM MANAGEMENT

MDA shall provide the personnel and management (in accordance with the CSA Contract, Reference 1.2.2, and the provision of this Statement of Work) to execute all required tasks required by this Statement of Work.

4.1      PROGRAM INSIGHT

MDA shall support informal weekly teleconferences less than one hour in duration with ORBIMAGE to discuss program progress and issues and shall support up to one technical interchange per month (at MDA facility) as may be required. In addition, MDA shall provide a program status briefing to ORBIMAGE on a Quarterly basis either by inviting ORBIMAGE to attend the regular Quarterly Review held with the CSA or by a separate meeting held by video conference (expected duration approximately two hours).

4.2      PROGRAM DOCUMENTATION

Specific data to be delivered to ORBIMAGE is included in Appendix A to this SOW (ORBIMAGE CDRL for RADARSAT-2). All documentation generated for the RADARSAT-2 Program shall be included on the Data Accession List. Documentation not required to be delivered pursuant to Appendix A shall be made available (as requested by ORBIMAGE) at MDA facilities.

APPENDIX A

ORBIMAGE RADARSAT-2 CDRL

MDA shall provide two hard copies of all documents. In addition, soft copies of documents requiring ORBIMAGE approval or concurrence shall be provided.

For documents not marked "Approve" or "Concur" MDA reserves the right to modify the CDRL list by combining or eliminating documents if this facilitates the execution of the development program.

NOTES:

For Approval/Concurrence* - such documents require formal approval or concurrence in writing.

MDA retains design authority for the RADRSAT-2 System. ORBIMAGE approval (or concurrence) shall not be unreasonably withheld and will only be withheld if approval or concurrence would have a material impact to the business of selling RADARSAT-2 data/products.


Documents listed below which are designated as "(existing document)" have been produced prior to the agreement between ORBIMAGE and MDA. Through execution of this agreement these documents are deemed to be accepted by ORBIMAGE.

For Review - documentation to be evaluated and comments sent for consideration. MDA shall review the recommendations and advise if these will be implemented.

For Information - documentation of a routine nature to be sent to convey information, facts or status. A formal response is not required but comments may be provided.

*Concurrence means a bilateral consensus is needed by both MDA and ORBIMAGE.

CDRL       TITLE                 SOW REFERENCE   SUBMISSION                APPROVAL/CONCURRENCE/
                                                                           REVIEW/INFORMATION
BU-01      System Business Plan  3.0             Submitted with            Information (existing document)
           Draft                                 RADARSAT-2 Proposal

BU-01      System Business Plan  3.0             ANNUALLY                  Concur
           Update

IT-01      System Integration,   2.0             MPDR                      Concur
           Verification and Test
           Plan (Includes on
           Orbit Checkout and
           Calibration Plan)

IT-04      System Verification   2.0             30 Days After             Review
           Report                                Verification Event

OC-02      Concept of Operations 3.0             Operations Concept        Information (existing document)
           (First Release)                       Review

OC-02      Concept of Operations 3.0             As required               Concur
           (updates)

OC-03      Operations Segment    2.0             Operations Concept        Information (existing document)
           Specification (DRAFT)                 Review

OC-03      Operations Segment    2.0             Ground Segment PDR        Information
           Specification (FINAL)

OC-04      Operations Transition 3.0             15 months before launch   Information
           Plan

OC-06      Human Resources       4.0             Final Operations          Information
           Development                           Planning Review
           (Training)  Plan

OC-07      Exercise and          2.0             Final Operations          Information
           Rehearsals Plan                       Planning Review

OC-08      Launch and Early      2.0             Final Operations          Information
           Orbit Plan                            Planning Review

OC-09      Commissioning Plan    2.0             Final Operations          Concur
                                                 Planning Review

OC-10      Mission Operations    3.0             Final Operations          Information
           Plan (DRAFT)                          Planning Review

CDRL       TITLE                 SOW REFERENCE   SUBMISSION                APPROVAL/CONCURRENCE/
                                                                           REVIEW/INFORMATION
OC-10      Mission Operations    3.0             Ops Validation Review     Information
           Plan (FINAL)

OC-11      Data Policy (First    4.0             Incorporated into Master  Information (existing document)
           Release)                              Agreement between MDA
                                                 and CSA

OC-11      Data Policy (UPDATES) 4.0             As Required               Concur

PM-01      Program Management    4.0             Submitted with            Information (existing document)
           Plan Initial                          RADARSAT-2 Proposal

PM-01      Program Management    4.0             Mission Requirements      Information  (existing document)
           Plan                                  Review (MRR)

PM-01      Program Management    4.0             As Required               Information
           Plan Update

PM-02      Monthly Program       4.0             Monthly                   Information
           Status Reports

PM-04      Quarterly Program     4.0             Quarterly                 Information
           Status Reviews

PM-05      Product Assurance     2.0             MRR + 4 Months            Information (existing document)
           Policy

SE-01      Mission Requirements  1.0             Submitted with            Information (existing document)
           Spec Initial                          RADARSAT-2 Proposal

SE-01      Mission Requirements  1.0             MRR + 2 Months            Information (existing document)
           Spec UPDATE

SE-01      Mission Requirements  1.0             MPDR                      Concur
           Spec Final

SE-02      System Engineering    2.0             Submitted with            Information (existing document)
           Management Plan                       RADARSAT-2 Proposal

SE-02      System Engineering    2.0             SSRR                      Information
           Management Plan
           Update

SE-03      System Spec First     2.0             SSRR                      Information (existing document)
           Issue

CDRL       TITLE                 SOW REFERENCE   SUBMISSION                APPROVAL/CONCURRENCE/
                                                                           REVIEW/INFORMATION
SE-03      System Spec Update    2.0             MPDR                      Information

SE-04      System Budgets        2.0             MPDR                      Information
           Document

SE-06      System Product Specs  1.0             SSRR                      Information (existing document)
           Draft

SE-06      System Product Specs  1.0             MPDR                      Concur
           Final

SE-08      System Design         2.0             MPDR                      Information
           Document

OI-1       RADARSAT-2 Data       3.0             GS PDR                    Approval
           Ordering, Processing
           and Distribution
           Plan/Procedure
           (DRAFT)

OI-1       RADARSAT-2 Data       3.0             MCDR                      Approval
           Ordering, Processing
           and Distribution
           Plan/Procedure
           (FINAL)

OI-2       RADARSAT-2            3.0             Every 24 hours after      Information
           Operational Status                    commissioning (via
           Report                                e-mail)

OI-3       RADARSAT-2 Monthly    3.0             Once per month after      Information
           Operations Report                     commissioning

OI-4       RADARSAT-2            3.0             MCDR                      Information
           Distributor to Ground
           Segment ICD

OI-5       Data Accession List   4.0             Quarterly                 Information

-------------------------------------------------------------------------------------------------------------------------------
   CDRL #                    DOCUMENT TITLE                    RELEASE      SOW            SUBMISSION            APPROVAL/
                                                                         REFERENCE                                REVIEW/
                                                                                                                INFORMATION
  SE        SPACE SEGMENT SYSTEM ENGINEERING DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  SS-SE-01  Space Segment Requirements Specification           Draft     2.0         SSRR - 15 Days            Information
                                                                                                               (existing
                                                                                                               document)
-------------------------------------------------------------------------------------------------------------------------------
  SS-SE-01  Space Segment Requirements Specification           Final     2.0         MPDR - 15 Days            Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SE-02  Space Segment Requirements Review Package                    2.0         SSRR - 15 Days            Information
                                                                                                               (existing
                                                                                                               document)

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  BU        BUS MODULE DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  SS-BU-01  Bus Module Requirements Review Package             Review    2.0         Concept Review - 30       Information
                                                                                     Days                      (existing
                                                                                                               document)
-------------------------------------------------------------------------------------------------------------------------------
  SS-BU-02  Bus Module Preliminary Design Review Package       Review    2.0         PDR - 15 Days             Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-BU-03  Bus Module Critical Design Review Package          Review    2.0         CDR - 15 Days             Information

-------------------------------------------------------------------------------------------------------------------------------
  SS-BU-04  Bus Module Test Readiness Review Package           Review    2.0         TRR - 15 Days             Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-BU-05  Bus Module Verification Reports                                                                    Information
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  PL        SAR PAYLOAD DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  SS-PL-01  SAR Payload Requirements Review Package            Review    2.0         Concept Review - 30       Information
                                                                                     Days                      (existing
                                                                                                               document)
-------------------------------------------------------------------------------------------------------------------------------
  SS-PL-02  SAR Payload Preliminary Design Review Package      Review    2.0         PDR - 30 Days             Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-PL-03  SAR Payload Critical Design Review Package         Review    2.0         CDR - 30 Days             Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-PL-04  SAR Payload Test Readiness Review Package          Review    2.0         TRR - 30 Days             Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-PL-05  SAR Payload Verification Reports                                                                   Information
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  SC        SPACECRAFT DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-01  Spacecraft Pre-shipment Review Package             Final     2.0         Pre-Shipment Review -     Information
                                                                                     30 Days

-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-02  Spacecraft Launch Readiness Package                Final     2.0         LRR - 30 Days             Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-03  System Commissioning Review Package                Final     2.0         Launch - 30 Days          Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-04  Spacecraft Qualification Plan                      Draft                 SSRR - 15 Days            Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-04  Spacecraft Qualification Plan                      Final                 MPDR - 15 Days            Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-05  Spacecraft Specification                           Draft                 MPDR - 15 Days            Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-05  Spacecraft Specification                           Final                 MCDR - 15 Days            Information
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-06  Spacecraft Verification Requirements               Draft                 SSRR - 15 Days            Information
            Specification
-------------------------------------------------------------------------------------------------------------------------------
  SS-SC-06  Spacecraft Verification Requirements               Final                 MPDR - 15 Days            Information
            Specification
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  IT        INTEGRATION AND TEST DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  SS-IT-01  Spacecraft Assembly, Integration and Test Plan     Draft     2.0         Prelim I&T Plan Rev -     Information
                                                                                     15 Days
-------------------------------------------------------------------------------------------------------------------------------
  SS-IT-01  Spacecraft Assembly, Integration and Test Plan     Final     2.0         MPDR - 15 Days            Information
            Update
-------------------------------------------------------------------------------------------------------------------------------
  SS-IT-02  Spacecraft Verification Report                     Final     2.0         30 Days After             Information
                                                                                     Completion of Test
-------------------------------------------------------------------------------------------------------------------------------

  SS-IT-03  Spacecraft Test Data Review Packages                                     One Per Phase             Information
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
        CDRL #                   DOCUMENT TITLE                RELEASE           SUBMISSION         INFORMATION/REVIEW/
                                                                                                          APPROVAL
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE                 GROUND SEGMENT UPGRADE SYSTEM
                        ENGINEERING DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-01              Systems Engineering Management      Final           GSSDR                   Information
                        Plan
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-02              Ground Segment Upgrade              Final           GSRR + 60 Days          Information
                        Requirements Specification
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-03              Ground Segment High Level Design    Draft           GSSDR - 15 Days         Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-03              Ground Segment High Level Design    Final           GSSDR + 60 Days         Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-04              Ground Segment Requirements         Final           GSSDR + 60 Days         Information
                        Tractability Matrix
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-06              Ground Segment Facility Upgrade     Draft           GSCDR - 15 Days         Information
                        Plan
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-06              Ground Segment Facility Upgrade     Final           GSCDR + 60 Days         Information
                        Plan
-------------------------------------------------------------------------------------------------------------------------------
  GS-SE-07              Ground Segment Logistics Support    Final           GSCDR + 60 Days         Information
                        Plan
-------------------------------------------------------------------------------------------------------------------------------

  GS-SE-08              Ground Segment Training Plan        Final           GSCDR + 60 Days         Information
-------------------------------------------------------------------------------------------------------------------------------
                       GROUND SEGMENT UPGRADE SUB-PROJECTS
-------------------------------------------------------------------------------------------------------------------------------
           ORDER HANDLING SYSTEM UPGRADE SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------
  GS-OH                 ORDER HANDLING SYSTEM DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-OH-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-OH-02              High Level Design                   Final           GSPDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-OH-03              ICD Upgrade                         Final           GSSDR*                  Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-OH-04              User Document Upgrade               Final           GSCDR + 4 Months*       Information
-------------------------------------------------------------------------------------------------------------------------------
  ACQUISITION AND RECEPTION PLANNING SYSTEM UPGRADE
  SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------

  GS-AP                 ACQUISITION AND RECEPTION
                        PLANNING SYSTEM DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-AP-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-AP-02              High Level Design                   Final           GSPDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
        CDRL #                   DOCUMENT TITLE                RELEASE           SUBMISSION         INFORMATION/REVIEW/
                                                                                                          APPROVAL
-------------------------------------------------------------------------------------------------------------------------------
  IMAGE QUALITY CONTROL SYSTEM UPGRADE
  SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------
  GS-IQ                 IMAGE QUALITY CONTROL SYSTEM
                        DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-IQ-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-IQ-02              High Level Design                   Final           GSPDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-IQ-03              ICD Upgrade                         Final           GSSDR*                  Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-IQ-04              User Document Upgrade               Final           GSCDR + 4 Mos.*         Information
-------------------------------------------------------------------------------------------------------------------------------

  MISSION CONTROL FACILITY UPGRADE SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------
  GS-MC                 MCF UPGRADE DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-MC-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-MC-02              High Level Design                   Final           GSPDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-MC-04              User Document Upgrade               Final           GSCDR + 4 Months*       Information
-------------------------------------------------------------------------------------------------------------------------------
  RADARSAT-2 SIMULATOR SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------
  GS-SM                 RADARSAT-2 SIMULATOR DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-SM-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-SM-02              High Level Design                   Final           GSPDR *                 Information

-------------------------------------------------------------------------------------------------------------------------------
  GS-SM-04              User Document Upgrade (First        Final           GSCDR + 4 Months*       Information
                        Draft)
-------------------------------------------------------------------------------------------------------------------------------
  TRACKING, TELEMETRY AND COMMAND STATION UPGRADE
  SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------
  GS-IT                 TTCS UPGRADE DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-IT-01              Requirements Specification          Final           GSPDR*                  Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-TT-02              High Level Design                   Final           GSPDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  CANADIAN DATA PROCESSING FACILITY UPGRADE
  SUB-PROJECT
-------------------------------------------------------------------------------------------------------------------------------
  GS-CD                 CDPF UPGRADE DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-CD-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-CD-02              High Level Design                   Final           GSPDR *                 Information

-------------------------------------------------------------------------------------------------------------------------------
  GS-CD-03              ICD Upgrade                         Final           GSSDR*                  Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-CD-04              User Document Upgrade               Final           GSCDR + 4 Months*       Information
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   CDRL #                    DOCUMENT TITLE                    RELEASE         SUBMISSION            INFORMATION/
                                                                                                       REVIEW/
                                                                                                       APPROVAL
-------------------------------------------------------------------------------------------------------------------------------

  RECEPTION AND ARCHIVING SYSTEM UPGRADE SUB-PROJECT
  (CCRS)
-------------------------------------------------------------------------------------------------------------------------------
  GS-AR                 RECEPTION AND ARCHIVING
                        DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-AR-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-AR-02              ICD Upgrade                         Final           GSSDR*                  Information
-------------------------------------------------------------------------------------------------------------------------------
  CATALOG SYSTEM UPGRADE SUB-PROJECT  (CCRS)
-------------------------------------------------------------------------------------------------------------------------------
  GS-CT                 CATALOG UPGRADE DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-CT-01              Requirements Specification          Final           GSSDR *                 Information
-------------------------------------------------------------------------------------------------------------------------------
  GS-CT-02              ICD Upgrade                         Final           GSSDR*                  Information
-------------------------------------------------------------------------------------------------------------------------------

  GROUND SEGMENT INTEGRATION AND TEST
-------------------------------------------------------------------------------------------------------------------------------
  GS-IT                 INTEGRATION AND TEST DOCUMENTS
-------------------------------------------------------------------------------------------------------------------------------
  GS-IT-01              Integration, Verification and       Draft           GSCDR - 15 Days         Information
                        Test Plan
-------------------------------------------------------------------------------------------------------------------------------
  GS-IT-01              Integration, Verification and       Final           GSCDR + 60 Days         Information
                        Test Plan
-------------------------------------------------------------------------------------------------------------------------------
  GS-IT-02              Integration, Verification and       Final           30 Days After           Information
                        Test Report                                         Completion of Test
-------------------------------------------------------------------------------------------------------------------------------

*These dates are approximate only and will be refined once development schedules for the systems are finalized.